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VISHAY PRECISION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

April 15, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Vishay Precision Group, Inc., to be held at 9:00 a.m., local time, on Thursday, May 27, 2021. Due to the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement and provide a report on Vishay Precision Group’s business operations. There will also be time for questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay Precision Group. We hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, it is important to us and to our business that your shares are represented and voted at the annual meeting. Therefore, you are encouraged to vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, so that your shares will be represented and voted at the 2021 Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Sincerely,

/s/ Marc Zandman
Marc Zandman
Chairman of the Board of Directors

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 27, 2021

The 2021 Annual Meeting of Stockholders of Vishay Precision Group, Inc. will be held on Thursday, May 27, 2021 at 9:00 a.m., local time. Due to the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet. You will be able to attend the 2021 Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VPG2021.

The meeting will be held to consider and act upon:

1.	The election of seven directors to hold office until the annual meeting of stockholders in 2022;

2.	The ratification of the appointment of our independent registered public accounting firm for fiscal year 2021;

3.	The advisory vote on executive compensation of named executive officers; and

4.	Such other business as may be brought properly before the meeting.

Our stockholders of record at the close of business on April 1, 2021 will be entitled to vote at the annual meeting or at any adjournment thereof. Whether or not you expect to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions under the heading “How do I vote my shares? Can I vote electronically?” on page 3 of this proxy statement; the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail; or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

Malvern, Pennsylvania
April 15, 2021

Important Notice of Internet Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 27, 2021.

The Proxy Statement for the 2021 Annual Meeting of Stockholders and our 2020 Annual Report to
Stockholders are available for view on the Investor Relations page of our website:

http://www.vpgsensors.com

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355
________________
PROXY STATEMENT
________________

The accompanying proxy is solicited by the Board of Directors of Vishay Precision Group, Inc. for use at the 2021 Annual Meeting of Stockholders to be held on Thursday, May 27, 2021 at 9:00 a.m., local time. Due to the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet.
ABOUT THE MEETING
Why are we holding the 2021 Annual Meeting?
As a matter of good corporate practice, and in compliance with applicable corporate law and the rules of the New York Stock Exchange ("NYSE"), we hold a meeting of stockholders annually. This year’s meeting will be held on May 27, 2021. There will be at least three items of business that must be voted on by our stockholders at the meeting, and our Board of Directors (the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about Vishay Precision Group, Inc. and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “Vishay Precision Group, Inc.,” “VPG,” “we,” “our,” or the “Company.”
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2020 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to our stockholders on or about April 15, 2021, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy. When you submit a proxy, the people named on the proxy card are required to vote your shares at the annual meeting in the manner you have instructed.
What is the record date and why is it important?
The record date is the date used by our Board to determine which stockholders are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established April 1, 2021 as the record date for the 2021 Annual Meeting.
What is the difference between “Stockholders of Record” and “Beneficial Owners”?
If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of those shares. The Notice or this proxy statement, annual report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The Notice or this proxy statement, the annual report, and voting instruction form have been forwarded to you by your broker, bank, or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, are invited to attend the meeting. Due to the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet. Stockholders may participate in, and may vote and ask questions at, the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VPG2021. To participate in or vote or ask questions at the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

What proposals will I be voting on and how does the Board of Directors recommend I vote?
The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•FOR the election of seven directors to hold office for terms of one year or until their successors are duly elected and qualified (see Proposal One);
•FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (see Proposal Two);
•FOR the approval, on an advisory basis, of the compensation for our named executive officers (see Proposal Three); and
•for or against any other matters that come before the 2021 Annual Meeting, as the proxy holders deem advisable.
Does VPG have more than one class of stock outstanding?
We have two classes of stock outstanding, common stock and Class B common stock. On the record date, there were 12,587,191 shares of common stock and 1,022,887 shares of Class B common stock outstanding and entitled to vote.
What are the voting rights of each class of stock?
Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.
A list of stockholders entitled to vote at the annual meeting will be available for examination by VPG’s stockholders during ordinary business hours for a period of ten days prior to the annual meeting at our headquarters, 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355. A stockholder list will also be available for examination at the annual meeting.
What constitutes a quorum?
A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. As set forth in VPG’s by-laws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present virtually, or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting.
What vote is required to approve each proposal?
On each matter to be voted on at the 2021 Annual Meeting, the holders of common stock and Class B common stock will vote together as a single class. Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

•Proposal One. The election of seven directors to hold office for terms of one year, or until their successors are duly elected and qualified. Directors will be elected by a plurality of the votes cast, which means that the seven nominees receiving the most "FOR" votes will be elected.
•Proposal Two. The ratification of the appointment of our independent registered public accounting firm for fiscal year 2021 requires the affirmative vote of a majority of the votes cast on Proposal Two.
•Proposal Three. The advisory approval of our executive compensation requires the affirmative vote of a majority of the votes cast on Proposal Three.
•Other Matters. Aside from the three proposals above, we are not aware of any other matter to be presented at the 2021 Annual Meeting.
How are abstentions and broker non-votes considered?
Shares represented by proxies that are properly marked “abstain” will be counted for purposes of determining the presence of a quorum at the 2021 Annual Meeting. Abstentions will have no effect on the election of directors under Proposal One or on the vote under Proposal Two or Proposal Three.
Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners. If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the NYSE. Under the NYSE rules, a broker is permitted to vote shares on routine matters, which do not include the election of directors or the approval, on an advisory basis, of a resolution approving our executive compensation. Accordingly, brokers may not vote in their discretion only on either Proposal One or Proposal Three. For your vote to be counted with respect to any Proposal, you will need to communicate your voting instructions to your bank, broker or other holder of record before the date of the 2021 Annual Meeting.
A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as votes cast. Because the Company has a plurality voting standard for the election of directors and because the other proposals on the agenda will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals.
How do I vote my shares? Can I vote electronically?
If you are a stockholder of record of our common stock as of the record date, there are four ways to vote:
•On the Internet. You can vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card. You will need the 16-digit control number included on your proxy card.
•Over the Phone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.
•By Mail. If you requested a copy of our proxy materials by mail, you may complete, sign and mail your enclosed proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
•Virtually, during the meeting. You may vote at the annual meeting.
The shares represented by your proxy, whether voted using the Internet, by phone, or mail, will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated by your proxy for a proposal, in accordance with the recommendation of the Board.
You may either vote “for all” or “withhold” your vote for the election of the director nominees under Proposal One, or you may vote for only some of the nominees. You may vote “for,” “against,” or “abstain” on Proposal Two and Proposal Three.
Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I change my vote after I return my proxy card?
Yes. You may revoke your proxy at any time before it is voted at the 2021 Annual Meeting. In order to revoke your proxy, you may either:
•sign, and timely return, another proxy card bearing a later date;
•provide written notice of the revocation to VPG’s Corporate Secretary; or
•attend the annual meeting and vote during the meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on one or more proposals?
If you are a stockholder of record, you should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the enclosed proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly signed and dated proxies will be voted in accordance with the recommendation of the Board.
If you hold your shares in “street name,” you should provide voting instructions for all proposals appearing on the proxy card to your broker, bank, or other holder of record. If you do not provide voting instructions for all proposals, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters, in which event they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions and broker non-votes considered?” above.

What will happen if I do not provide my proxy?
If you are a stockholder of record, your shares will not be voted unless you attend the 2021 Annual Meeting and vote your shares during the meeting.
If you are the beneficial owner of shares held in street name, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters and they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions and broker non-votes considered?” above.

Who paid to send me the proxy materials?
The cost of production and mailing of proxy materials, and the solicitation of proxies, is borne by VPG. The Board may use the services of VPG’s directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and VPG will reimburse them for the reasonable expenses incurred by them in so doing.

Who is assuming the expense of the proxy solicitation?

VPG engaged The Proxy Advisory Group, LLC to assist with the solicitation of proxies and provide related advice and informational support for a services fee and reimbursement of customary disbursements, the total of which is not expected to exceed $10,000.

Are there any stockholders who own more than 5% of VPG’s shares or voting power?
According to filings made with the SEC, Dimensional Fund Advisors LP, Renaissance Technology LLC, Royce & Associates, LP, and BlackRock, Inc. each own greater than 5% of VPG’s outstanding common stock.
Ruta Zandman, Ziv Shoshani and Marc Zandman are co-trustees of a family trust which holds 3,010 shares of common stock and 615,487 shares of Class B common stock, representing less than 1% of our common stock and approximately 60% of our class B common stock, respectively, and, together, 27.0% of the aggregate voting power of the outstanding capital stock of the Company. Therefore, Ruta Zandman controls, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 34.5% of the total voting power of our capital stock; Marc

Zandman controls, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 27.0% of the total voting power of our capital stock; and Ziv Shoshani controls, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 27.8% of the total voting power of our capital stock. Each of Ruta Zandman, Marc Zandman, Ziv Shoshani and the family trust intend to vote FOR ALL nominees, and FOR Proposal Two and Proposal Three. Pursuant to an agreement relating to the family trust, each of them is required to cause shares controlled by the trust to be voted in support of the election of Messrs. Shoshani and Zandman as directors of the Company.
See “Security Ownership of Certain Beneficial Owners and Management” for more information. Except as described above, none of these 5% or greater stockholders have indicated their intentions to VPG regarding matters to be voted on at the annual meeting.

GOVERNANCE OF THE COMPANY

How is VPG governed?
At VPG, day-to-day business activities are carried out by our employees under the direction and supervision of Ziv Shoshani, our Chief Executive Officer (“CEO”). The Board oversees these activities. In doing so, each director is required to apply his or her business judgment in the best interests of VPG and its stockholders. The Board’s primary responsibilities include:
•Review of our performance, strategies, and major decisions;
•Oversight of our compliance with legal and regulatory requirements and the integrity of our financial statements;
•Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and
•Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.
Additional description of the Board’s responsibilities is included in our Corporate Governance Principles document, which is available to stockholders on our website and in print upon request, as described in this proxy statement.
Where can I find more information about the corporate governance practices of VPG?
Various corporate governance related documents are available on our website, including:
•Corporate Governance Principles
•Code of Business Conduct and Ethics
•Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller
•Audit Committee Charter
•Nominating and Corporate Governance Committee Charter
•Compensation Committee Charter
To view these documents, access our Investor Relations page at http://ir.vpgsensors.com and click on “Corporate Governance.” Any of these documents can be obtained in print by any stockholder upon written request to VPG’s investor relations department.
We intend to post any amendments to, or any waivers from, a provision of our Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller on our website.
What is the composition of our Board of Directors?
VPG has a single class of directors, all of whom are elected annually. The number of directors is fixed by the Board, subject to a maximum of nine directors as provided in the Company’s charter documents. There are currently seven members of the Board. As described in Proposal One, all of our directors are nominated to serve for a term expiring at the annual meeting of stockholders in 2022.
Biographical information on each of the directors is included in Proposal One.
How does the Board determine which directors are considered independent?
The Board has determined that, to be considered independent, an outside director may not have a direct or indirect material relationship with VPG. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of VPG and its stockholders. The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.
Accordingly, the Board has concluded that Janet Clarke, Wesley Cummins, Bruce Lerner, Saul Reibstein and Timothy Talbert qualify as independent directors. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board are composed entirely of independent directors.

How often did the Board meet during 2020?
The Board met nine times during 2020. In 2020, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any Committee on which such director served during their period of Board service. All of our current directors attended the 2020 annual meeting of stockholders. It is the policy of the Board that directors are expected to attend the 2021 Annual Meeting and all future annual meetings of stockholders.
What is the role of the Board’s Committees?
Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting and recommending that the Board approve the director nominees for the next annual meeting of stockholders; developing and recommending to the Board a set of corporate governance principles for VPG; overseeing the evaluation of the Board and the management of VPG; administering VPG’s Related Party Transactions Policy; and performing other related functions specified in the Committee’s charter. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
The chair of the Nominating and Corporate Governance Committee is designated under our Corporate Governance Principles to preside at the executive sessions of the Board’s non-management directors. The current chair of the Nominating and Corporate Governance Committee is Mr. Talbert.
Audit Committee - The functions of the Audit Committee include overseeing VPG’s accounting and financial reporting processes; overseeing the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the Committee’s charter. The Audit Committee consists of three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and the Board has determined that Mr. Reibstein, the chair of the Committee, qualifies as an audit committee financial expert under the rules of the SEC. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the Company’s executive officers and, based on this evaluation, determining and approving the compensation of the executive officers; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Committee’s charter. The Compensation Committee is authorized, within the limits of the Company’s Amended and Restated 2010 Stock Incentive Program, as amended (the “2010 Stock Incentive Program”), to determine the individuals who are to receive awards; the type of awards, including stock, stock options, restricted stock and restricted stock units (“RSUs”), and the vesting requirements with respect to those awards, and to administer and interpret the 2010 Stock Incentive Program. Ms. Clarke is the chair of this Committee. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
Board Leadership Structure and Role in Risk Oversight
The Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and CEO, as may be in the best interests of the Company from time to time.
The significant experience of Mr. Marc Zandman, our Chairman, with the business of the Company (both before and after its spin-off from Vishay Intertechnology, Inc. (“Vishay Intertechnology”)) uniquely qualifies him to serve as the Board’s non-executive Chairman. At the same time, the active membership of our CEO, Mr. Ziv Shoshani, assures our Board of the benefit of his comprehensive knowledge of the Company’s business, day-to-day operations, industry and competitive challenges.
Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, corporate governance risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their respective areas of focus.
•The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures.

•The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

•The Nominating and Corporate Governance Committee oversees corporate governance risks, including matters relating to the composition and organization of the Board and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.
Each of these Committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its Committees to perform their respective risk oversight roles, individual members of management who supervise the Company’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with the Board and its Committees.
The Board believes that open and constructive communication between management and the Board is essential for effective risk management and oversight. Members of the Company’s senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The following table summarizes the composition of these Committees during 2020:

Nominating &
Corporate
		Governance	Compensation
	Audit Committee	Committee	Committee
Marc Zandman	—	—	—
Janet Clarke	*	—	**
Wesley Cummins	—	—	—
Bruce Lerner	—	*	—
Saul Reibstein	**	*	*
Ziv Shoshani	—	—	—
Timothy Talbert	*	**	*

No. of meetings during 2020	7	2	2
____________________

*	– Member

**	– Chair
How does the Board select nominees for the Board?
In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board; who the Committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons who the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.
The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. If such a search firm is engaged, the Committee sets the fees and scope of engagement. The Nominating and Corporate Governance Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of VPG and whether the stockholders intend to continue holding that interest through the annual meeting date.

What qualifications must a director have?
Under a policy formulated by our Nominating and Corporate Governance Committee, we generally require that all candidates for director:
•be persons of integrity and sound ethical character;
•be able to represent all stockholders fairly;
•have no interests that materially conflict with those of VPG and its stockholders;
•have demonstrated professional achievement;
•have meaningful management, advisory or policy making experience;
•have a general appreciation of the major business issues facing VPG; and
•have adequate time to devote to serve on the Board.
A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power. Directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, except that no director may stand for re-election after age 85. This policy does not apply to any person who controls more than 20% of the voting power of the Company. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the major industries in which we operate. Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience.
Can I recommend a nominee for director?
Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined herein and set forth on our website. For each annual meeting of our stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation per stockholder or affiliated group of stockholders. The Nominating and Corporate Governance Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth on our website. Stockholders should be aware, as discussed herein, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the Committee will not nominate other candidates when a qualified incumbent director consents to stand for re-election.
A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee, care of our Corporate Secretary, at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355. Submissions must be made by mail, courier, or personal delivery. E-mailed submissions will not be considered. Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. However, in the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Securityholders’ Submission of Nominating Recommendations,” which is available upon request. This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.

In addition to being entitled to make a recommendation that the Committee nominate a candidate for election as a director, stockholders are also entitled to nominate candidates themselves for election to the Board at a meeting of stockholders, by providing the necessary information by the applicable deadlines. See the discussion under the heading “Stockholder Proposals and Nominations for the 2022 Annual Meeting” below.
How do stockholders and others communicate with the Board?
VPG stockholders may communicate with the Board, any Committee of the Board or any individual director, and any interested party may communicate with the non-management directors of the Board as a group, by delivering such communications either in writing addressed to our Corporate Secretary at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355; or by e-mail to boardofdirectors@vpgsensors.com. Communications should not exceed 1,000 words.
All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of VPG that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in VPG; (iii) any special interest, meaning an interest not in the capacity as a stockholder of VPG, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications addressed to directors may, at the direction of the directors, be shared with VPG’s management.

DIRECTOR COMPENSATION
During 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to advise the Compensation Committee on compensation matters, including compensation for non-employee directors. Based on input from Meridian, and at the recommendation of the Compensation Committee, the Board adopted amendments to the 2014 Non-Employee Director Compensation Plan, (as amended the “NEDC Plan”), effective as of the date of the 2017 Annual Meeting. Under the NEDC Plan, each non-employee director receives an annual retainer fee of $35,000 for serving on the Board, excluding the Chairman, who receives an annual retainer fee of $75,000 for his service. In addition, under the NEDC Plan, the chair of the Audit Committee receives an annual retainer of $15,000, and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an annual retainer of $10,000 for their services as chair of their respective committees. Under the NEDC Plan, the retainer fees for the independent directors are paid in equal quarterly installments in advance and beginning with a payment due on the date of the annual meeting. Such annual retainer fees are pro-rated for a partial year of service by a non-employee director elected to the board between annual meetings.
Under the NEDC Plan, each of our non-employee directors was granted RSUs worth $55,000 effective immediately upon their election at the 2020 annual meeting. The number of RSUs granted is based on the average closing price of our common stock on the New York Stock Exchange for the five consecutive trading days immediately preceding the date of grant. These grants will vest on May 21, 2021 (the first anniversary of their grant date), subject to each non-employee director's continued service on the board. The grant-date fair value of RSUs is recognized over the vesting period. For directors appointed between annual meetings, the amount of the stock grant is pro-rated for a partial year of service by the non-employee director and vests on the date of the first annual meeting after the date of grant subject to the director’s continued service on the board.
Our director who is also an employee of VPG (our Chief Executive Officer) did not receive any additional compensation for his service as a director. See the discussion herein under the heading “Executive Compensation.”
The following table provides information with respect to the compensation paid or provided to the Company’s non-management directors during 2020:

		Stock
		Awards
Name	Fees Paid	(1)	Total
Janet Clarke	$45,000	$57,639	$102,639
Wesley Cummins	$35,000	$57,639	$92,639
Bruce Lerner	$35,000	$57,639	$92,639
Saul Reibstein	$50,000	$57,639	$107,639
Timothy Talbert	$45,000	$57,639	$102,639
Marc Zandman (2)	$75,000	$57,639	$132,639

____________________

(1)	The amounts presented in the table represent the aggregate grant-date fair value of the RSUs computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 11, 2021.

(2)	Non-Executive Chairman of the Board.

PROPOSAL ONE
ELECTION OF DIRECTORS
Seven directors serving on the Board are nominated for re-election, with a term expiring at the annual meeting of stockholders in 2022. Each of the nominees has consented to serve if elected.
If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
The following table summarizes the current directors:

Name	Age	Director Since
Janet Clarke	68	2016
Wesley Cummins	43	2017
Bruce Lerner	55	2017
Saul Reibstein	72	2010
Ziv Shoshani	54	2009
Timothy Talbert	74	2010
Marc Zandman (1)	59	2010
____________________

(1)	Non-Executive Chairman of the Board.
Nominees for Election as Directors – Terms Expiring 2022
Marc Zandman is the non-executive Chairman of our Board. Mr. Zandman was elected Executive Chairman of the board of directors of Vishay Intertechnology in 2011 after serving as Vice Chairman for Vishay Intertechnology since 2003; a director of Vishay Intertechnology since 2001; and President of Vishay Israel Ltd. since 1998. In addition to these positions, Mr. Zandman was appointed Chief Business Development Officer of Vishay Intertechnology as of June 2011 and Chief Administration Officer of Vishay Intertechnology as of January 1, 2007; has served as Group Vice President of Vishay Intertechnology Measurements Group from 2002 to 2004; and served in various other capacities with Vishay Intertechnology since 1984.  He is the son of the late Dr. Felix Zandman, the founder and former Executive Chairman of Vishay Intertechnology.  Mr. Marc Zandman’s dedicated service to Vishay Intertechnology and extensive knowledge of our business give him valuable experience facing issues relevant to our Company.
Ziv Shoshani is our Chief Executive Officer and President, and has been since our spin-off as an independent public company in July, 2010. He also serves on the Board. Mr. Shoshani was Chief Operating Officer of Vishay Intertechnology from January 1, 2007 to November 1, 2009. During 2006, he was Deputy Chief Operating Officer of Vishay Intertechnology. Mr. Shoshani was Executive Vice President of Vishay Intertechnology from 2000 to 2009 with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani had been employed by Vishay Intertechnology since 1995. He continues to serve on the Vishay Intertechnology board of directors. Mr. Shoshani is a nephew of the late Dr. Felix Zandman, the founder of Vishay Intertechnology. Mr. Shoshani’s long-standing dedication to our Company, exemplified by his extensive management experience and experience on the Vishay Intertechnology board of directors, provides him with valuable insight into the business and the operation of our Company and makes him a valuable advisor to the Board.

Janet M. Clarke. Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm, and has served as its President since June 2003. Prior to founding Clarke Littlefield, she served in executive and management roles at DealerTrack, Inc., a privately held automotive finance technology services company; KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc.; and Citibank for Citigroup’s consumer business. Ms. Clarke has served as a director for Cox Enterprises, Inc., a private company, since 2007, where she also serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Clarke served as a director for Asbury Automotive Group, Inc. (NYSE: ABG) from April 2005 until April 2015, where she also served as a member of the Audit Committee from April 2005 to January 2009 and from October 2012 to May 2014; as a member of the Human Resources and Compensation Committee from April 2005, and was appointed Chair of the Committee in August 2006, to April 2015; and as a member of the Governance Committee from November 2006 to April 2015. Ms. Clarke was also a director and a member of the Audit Committee and the Chair of the Compensation Committee of ExpressJet Holdings, Inc. (NYSE: XJT) from 2001 to 2011. Ms. Clarke earned a Bachelor Degree in Architecture from Princeton University and has completed the Advanced Management Program at the Harvard Business School. Ms. Clarke offers significant business experience to our Board, particularly in the areas of marketing and marketing technology, as a result of the various executive and management positions she has held in corporations of various sizes. In addition, given the public and private company directorships that she has held during her career, Ms. Clarke has a broad range of experience as a director and a deep understanding of board oversight and the exercise of appropriate diligence, which makes her a valuable addition to the VPG Board.

Wesley Cummins. Mr. Cummins is currently Chief Investment Officer of 272 Capital, an investment advisory firm and has served in such position since February 2020. He was previously an analyst with Nokomis Capital, L.L.C., an investment advisory firm from October 2012 to February 2020. Since August 2016, Mr. Cummins has also served as a director of Telenav, Inc. (NASDAQ: TNAV), a leading provider of location-based platform services. He was also appointed a director of Sequans Communications S.A. (NYSE: SQNS), a leading provider of single-mode 4G LTE semiconductor solutions for the Internet of Things (IoT) and a wide range of broadband data devices in July 2018. From March 2011 to September 2012, Mr. Cummins was an analyst for Harvey Partners. Prior to that, Mr. Cummins was employed at B. Riley & Co. (NASDAQ: RILY), an investment banking firm, from February 2002 to 2011 where he served in increasing positions of responsibility, including as Capital Markets Director and, ultimately, as President of B. Riley & Co. Mr. Cummins holds a Bachelor of Science degree in Business Administration from Washington University in St. Louis. Mr. Cummins' experience in investment banking and capital markets lends a valuable perspective to the VPG Board.

Dr. Bruce Lerner. Dr. Lerner serves as President of HollyFrontier Lubricants and Specialties LLC, a division of HollyFrontier Corporation, which produces various oils, waxes, greases, petroleum jellies and other natural and synthetic lubricants. He has held this role since 2020. He was formerly President and Chief Executive Officer of PeroxyChem, LLC, a private equity-backed, global specialty chemicals company, a position he held from 2014 to 2020. From 2007 to 2014, he served as vice president and global business director with FMC Peroxygens. Dr. Lerner began his career in 1993 as a staff chemist at Engelhard Corporation and continued, through acquisition, at BASF Corporation From 2007 - 2020, Dr. Lerner served as a board member and director for Thai Peroxide Ltd., a joint-venture chemicals company based in Thailand serving Asia. He currently serves on the board of ORS-Medco, a private company providing products and services in distribution of industrial tools and supplies and after-market automotive parts and supplies. Dr. Lerner earned his Bachelor of Science degree from the University of Massachusetts at Amherst and his Master of Science degree in Industrial Chemistry from the University of Central Florida. He earned his Ph.D. in Inorganic Chemistry from Northwestern University in 1993. Dr. Lerner is the author of more than 25 peer-reviewed publications and patents. Dr. Lerner’s operating experience as a president and CEO of global companies combined with his technology expertise and extensive international business experience allows him to provide significant contribution to the VPG Board.
Saul V. Reibstein. Mr. Reibstein served as Executive Vice President, Chief Financial Officer and Treasurer of Penn National Gaming, Inc. (NASDAQ: PENN) until December 31, 2016, where he also served on the board of directors and as chairman of the audit committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013.  Mr. Reibstein was employed as an executive advisor by Penn National Gaming during the first part of 2017, after which he retired. Effective March 21, 2018, Mr. Reibstein was again appointed to the board of directors of Penn National Gaming. From 2004 until joining Penn National Gaming as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc., a New York Stock

Exchange-listed professional services company, where, as Executive Managing Director, he was responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the Financial Services Group. Mr. Reibstein is the majority owner of S3 Living, formally named NCP Ventures, LLC, an independent advisory service for senior citizens, helping them to identify, select and negotiate the transition to Continuing Care Retirement Communities and 55 and Over Communities. Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University. Mr. Reibstein qualifies as an audit committee financial expert satisfying the rules of the SEC. Mr. Reibstein’s qualification as an audit committee financial expert, as well as his extensive experience as a public accounting partner, make him highly qualified to serve both as a director of our company and a financial expert on the Audit Committee. Mr. Reibstein also has relevant, long-standing experience as a manager of an NYSE-listed company that he will draw upon in advising us with respect to our listing and filing compliance.
Timothy V. Talbert. Mr. Talbert served as Senior Vice President of Credit and Originations for Lease Corporation of America (“LCA”), a national equipment lessor, from July 2000 to the end of 2018, and President of the LCA Bank Corporation, a bank that augments LCA’s funding capacity, from its founding in January 2006 to the end of 2018. He has retired from both of these positions. Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert also serves as a director of Vishay Intertechnology. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix Incorporated, a NASDAQ-listed manufacturer of power semiconductors of which Vishay Intertechnology owned an 80.4% interest, from 2001 until Vishay Intertechnology acquired the noncontrolling interests in 2005. Mr. Talbert received a Bachelor’s Degree in Economics from University of the Pacific and an MBA from the University of Notre Dame. Mr. Talbert’s previous service as a director and member of the audit and compensation committees of a publicly traded company, as well as his current service on the board of another publicly traded company, allows him to bring an important perspective to the Board. Additionally, Mr. Talbert’s prior service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules adding invaluable expertise to our Board.

The Board of Directors recommends a vote “FOR ALL” the nominees for election as directors.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.
In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm for the fiscal year ended December 31, 2020, Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, (a) the audited financial statements for the fiscal year ended December 31, 2020, (b) the effectiveness of our internal control over financial reporting, and (c) the other matters required to be discussed under the applicable requirements of the PCAOB and the SEC. These required communications addressed, among other topics, the independent registered public accounting firm’s responsibility under the standards of the PCAOB; critical accounting policies and practices; judgments and accounting estimates; alternative accounting treatments; any significant audit adjustments; any disagreements or difficulties encountered in performing the audit; and other material communications between the independent registered public accounting firm and management. The Audit Committee received from the independent auditors written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditor’s independence. The Audit Committee also considered the compatibility of non-audit services provided to VPG by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm’s independence. The Committee has concluded that the provision of the non-audit services by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network in 2020 did not impair the independent registered public accounting firm’s independence. Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.
Based upon this review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network as our independent registered public accounting firm for fiscal year 2021, but the Committee has decided to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Saul Reibstein, Chair
Janet Clarke
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is responsible for the selection of our independent registered public accounting firm. The Committee has determined to reappoint the public accounting firm of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021, as well as to audit the effectiveness of our internal control over financial reporting. Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, has served as our independent registered public accounting firm since 2019. Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are submitting the selection of the independent registered public accounting firm to stockholders for their ratification.
Representatives of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, are expected to be present at the 2021 Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters, comment letters and consents for securities offerings); acquisition or disposition related diligence activities; internal control review and compliance; interpretation and compliance with accounting and accounting-related disclosure rules and standards; certain attest services; domestic and international tax planning and compliance; and risk management.
The following table sets forth the aggregate fees billed by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network in 2020 and 2019. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2020	2019
Audit fees	$1,535,000	$1,663,135
Audit-related fees	—	—
Tax fees	—	—
All other fees	6,895	12,298
Total fees	$1,541,895	$1,675,433
____________________
Audit fees. These fees generally consist of professional services rendered for the audits of the consolidated financial statements of VPG, quarterly reviews, statutory audits, issuance of consents, and assistance with and review of documents filed with the SEC.
Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of VPG’s financial statements or that are traditionally performed by the independent registered public accounting firm, and consultations concerning financial accounting and reporting standards.
Tax fees. These fees relate primarily to tax compliance, including review of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, and tax-related due diligence. They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.
All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews, assessments and audits of various contractual arrangements, and subscription to online accounting research tools.

In 2020, VPG did not make use of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

No Disagreements with Prior Accountants
As previously reported, the report of Ernst & Young LLP on the Company’s financial statements for the fiscal year ended December 31, 2018 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2018, and the subsequent period through May 28, 2019, there were (i) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in Ernst & Young LLP’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

The Company identified a material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2017 due to the aggregation of certain internal control deficiencies related to the design, operating effectiveness and monitoring of various transaction and monitoring controls. This material weakness was remediated as of December 31, 2018. The Audit Committee discussed these matters with Ernst & Young LLP, and the Company authorized Ernst & Young LLP to respond fully to any inquiries by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, concerning the subject matter of such reportable event.

During the fiscal year ended December 31, 2018, and the interim period through May 28, 2019, the Company did not consult with Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network as our independent registered public accounting firm for the year ending December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
On April 1, 2021, VPG had outstanding 12,587,191 shares of common stock, each of which entitles the holder to one vote, and 1,022,887 shares of Class B common stock, each of which entitles the holder to 10 votes. Voting is not cumulative. The following table shows the number of shares of VPG common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each “Named Executive Officer” identified under “Executive Compensation,” (c) the directors and executive officers of VPG as a group and (d) any person owning more than 5% of VPG common stock or the Class B common stock.

	Common Stock					Class B Common Stock
				Right to
				Acquire
			Restricted	Ownership
			Stock Units	Under
			Scheduled	Options
			to vest	Exercisable
	Shares of		within 60	within 60	Percent	Shares		Percent of	Voting
Name	Stock (1)		days	days	of Class	of Stock		Class	Power (2)
Directors and Named Executive Officers
Marc Zandman	9,033	(3)	2,594	-	*	615,593	(4)	60.2%	27.0%
Ziv Shoshani	186,803	(3)	-	-	1.5%	615,487	(5)	60.2%	27.8%
Saul V. Reibstein	12,699		2,594	-	*	-
Timothy V. Talbert	14,270		2,594	-	*	-
Janet Clarke	8,629		2,594	-	*	-
Bruce Lerner	5,786		2,594	-	*	-
Wesley Cummins	1,374		2,594	-	*	-
William M. Clancy	28,405		-	-	*	-
Amir Tal	6,839		-	-	*	-

All Directors and Executive Officers
as a group (9 Persons)	270,828		15,564	-	2.3%	615,593		60.2%	28.2%
c/o Vishay Precision Group, Inc.
3 Great Valley Parkway, Suite 150
Malvern, PA 19355

Mrs. Ruta Zandman	3,010	(6)			*	787,096	(7)	76.9%	34.5%
c/o Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355

Dimensional Fund Advisors LP (8)	953,114				7.6%				4.2%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

BlackRock Inc. (9)	950,538				7.6%				4.2%
55 East 52nd Street
New York, NY 10022

Renaissance Technologies LLC (10)	877,674	7.0%			3.8%
800 Third Avenue
New York, NY 10022

Royce & Associates, LP (11)	673,825	5.4%			3.0%
745 Fifth Avenue
New York, NY 10151

Eugenia A. Ames (12)			91,161	8.9%	4.0%
c/o Mr. Leroy Rachlin
Janney Montgomery Scott
780 Route 37 West, Suite 130
Toms River, NJ 08755

Deborah S. Larkin			59,016	5.8%	2.6%
c/o Mr. Bruce Auerbach
World Financial Center
270 Madison Avenue, Suite 1503
New York, NY 10016

Barbara J. Winslow			51,873	5.1%	2.3%
90 Eighth Avenue, Apt. 8B
Brooklyn, NY 11213
____________________

*	Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.
(1)	In addition to the amounts shown, each share of Class B common stock held by such holder, if applicable, may be converted into one share of common stock upon the election of such holder.
(2)	The percentage of total voting power represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of common stock.
(3)	Includes 3,010 shares of commons stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(4)	Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power; 53 shares of Class B common stock directly owned by Mr. Zandman; and 53 shares of Class B common stock owned by Mr. Zandman’s child.
(5)	Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(6)	Includes 3,010 shares of commons stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(7)
Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power. Pursuant to an agreement relating to the family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of Mr. Zandman and Mr. Shoshani as directors of the Company. Also includes 171,609 shares of Class B common stock held by third parties that are subject to a voting agreement pursuant to which Mrs. Zandman may direct the voting of such shares.

(8)	Based on information provided in a Schedule 13G/A filed on February 12, 2021 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP, in its capacity as an investment advisor, may be deemed to have the sole power to vote or to direct the vote with respect to 920,553 shares of common stock and may also be deemed to have the sole power to dispose of 953,114 shares of common stock.
(9)	Based on information provided in a Schedule 13G/A filed on February 1, 2021 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote with respect to 937,326 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 950,538 shares of common stock.
(10)	Based on information provided in a Schedule 13G/A filed on February 11, 2021 by Renaissance Technologies LLC. According to the Schedule 13G/A Renaissance Technologies LLC may be deemed to have sole power to vote or direct the vote with respect to 856,174 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 877,674 shares of common stock.
(11)	Based on information provided in a Schedule 13G/A filed on January 27, 2021 by Royce & Associates, LP. According to the Schedule 13G/A Royce & Associates, LP may be deemed to have sole power to vote or direct the vote with respect to 673,825 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 673,825 shares of common stock.
(12)	Includes 91,161 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Ruta Zandman may direct the voting of such shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to report their ownership of, and transactions in, our stock in filings with the SEC. Copies of these reports are also required to be supplied to VPG. VPG believes, based solely on a review of the copies of such reports received, that our directors and executive officers and persons who beneficially own more than ten percent of our common stock complied with all applicable Section 16(a) reporting requirements during the year ended December 31, 2020, except that Messrs. Shoshani and Clancy due to administrative error each filed one late Form 4 reporting shares with respect to tax withholdings.

 Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2020 an officer or employee of VPG or any of the Company’s subsidiaries nor was any such person a former officer of VPG or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the Company’s executive compensation program and explains how the Compensation Committee made compensation decisions for our Named Executive Officers (the “NEOs”) who are identified below:

Named Executive Officer	Position
Ziv Shoshani	President and Chief Executive Officer
William M. Clancy	Executive Vice President and Chief Financial Officer
Amir Tal	Senior Vice President and Chief Accounting Officer

In the first quarter of 2020, Mr. Amir Tal was appointed an executive officer of the Company with the title, Executive Vice President and Chief Accounting Officer. Subsequent to that appointment, the Committee approved an employment agreement for Mr. Tal on March 15, 2020 that is described below under the heading "Employment Agreements".
Compensation Philosophy and Objectives
Our executive compensation program is designed to assist us in recruiting, retaining and motivating our NEOs and providing our NEOs with an appropriate level of compensation, commensurate with their contributions to the Company. The Compensation Committee believes that the elements of our executive compensation program, as well as the mix of these elements in relation to total compensation, reward sound management decisions and do not encourage undue risk taking to enhance short-term profitability at the expense of the long-term financial health of the Company. The Compensation Committee seeks to mitigate any compensation-related risk by:
•providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage a long-term focus); and
•capping annual cash bonuses for our NEOs at 200% of base salary for Mr. Shoshani, at 105% of base salary for Mr. Clancy, and at 75% for Mr. Tal (to provide appropriate balance between short- and long-term objectives).
Please see the discussion below under the headings “Performance Bonus” and “Equity Compensation” for further detail regarding performance bonus and long-term equity incentive targets.
Development of 2020 Peer Group
During 2020, the Compensation Committee again engaged Meridian Compensation Partners, LLC (“Meridian”) to advise it regarding executive compensation. In the course of its engagement, Meridian developed, and the Compensation Committee approved, a custom peer group of public companies that were, substantially similar to the Company in terms of industry, revenues, and scope of international operations. The 2020 peer group consisted of the following companies:

Badger Meter, Inc.	Mercury Systems, Inc
CSW Industries, Inc.	Nanometrics Incorporated
CTS Corp.	Hurco Companies, Inc.
Daktronics Inc.	Raven Industries, Inc.
Faro Technologies Inc.	Amtech Systems, Inc.

Based on data derived from peer group companies’ public filings, Meridian presented a study to the Compensation Committee that assessed the competitiveness of our executive compensation practices, structures, pay mix and pay levels. The Compensation Committee considered peer group pay practices as one among several factors in setting 2020 executive compensation levels.

Role of the Compensation Consultant
As noted above and as permitted under its charter, the Compensation Committee retained Meridian as its independent compensation consultant for 2020. In particular, Meridian advised the Compensation Committee on our 2020 compensation peer group and provided the Compensation Committee an assessment of the compensation of our Senior Vice President and Chief Accounting Officer against peer group practices.
The Compensation Committee determined that the work performed by Meridian did not give rise to a conflict of interest and that Meridian was independent of management. In making this determination, the Compensation Committee considered the factors outlined in the NYSE listing standards relating to compensation consultant independence, including whether the compensation consultant has provided other services to the Company, the magnitude of the projected fees payable to the compensation consultant in the context of the compensation consultant's total revenues, the absence of personal or business relationships between members of the Compensation Committee or the Company’s executive officers and the compensation consultant, and whether any member of the compensation consultant’s team owns, or otherwise has an investment or interest in, the Company’s common stock.
Compensation Components
The following are the primary components of our executive compensation program:
•Base salary;
•Annual performance bonus (payable in cash); and
•Annual long-term equity incentive compensation (payable in RSUs).
In addition to the foregoing, our NEOs are eligible to receive severance and customary welfare and retirement benefits. Each of the primary components of our executive compensation program, and the methodology used to determine the amounts, and mix, of such compensation, are discussed below.
Base Salaries
Minimum base salaries for our NEOs are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements.” Each year, the Compensation Committee reviews the appropriateness of each NEO’s base salary. In determining whether to increase base salary of an NEO, the Compensation Committee considers the following factors: competitive market data derived from our peer group, individual and Company performance, and the NEO’s role and responsibilities. We believe that setting our NEOs' base salaries based on the foregoing factors helps us to retain our NEOs, while appropriately motivating them to fulfill their core responsibilities and duties.
Variations in base salary among our NEOs reflect the differences in their respective positions, duties and responsibilities.
Effective January 1, 2020, for Mr. Shoshani, Mr. Clancy and Mr. Tal, the annual base salaries for our NEOs were as follows:

	2020	2019
Executive	Base Salary	Base Salary	% increase
Ziv Shoshani
President and Chief Executive Officer (1)	$646,709	$624,843	0
William M. Clancy
Executive Vice President and Chief Financial Officer	367,744	367,744	0
Amir Tal
Senior Vice President and Chief Accounting Officer (2)	210,211
____________________

(1)
Pursuant to Mr. Shoshani’s employment agreement, his 2020 and 2019 base salary was 2,231,775 NIS. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2020 of 3.45097 and for 2019 3.57174. The change to Mr. Shoshani's base salary reflected above is due solely to the exchange rate change and not an adjustment to his actual base salary.

(2)	Pursuant to Mr. Tal's employment agreement, his 2020 base salary was 725,432 NIS. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2020 of 3.45097.
Effective January 1, 2021, Mr. Shoshani received an increase in his base salary to 2,283,106 NIS, or $694,375, converted using a weighted average budgeted exchange rate for 2021 of 3.288; Mr. Clancy received an increase in his base salary to $376,202; and Mr. Tal received an increase in his base salary to 859,274 NIS or $261,336, converted using a weighted average budgeted exchange rate for 2021 of 3.288.
Annual Performance Cash Bonus
Our 2020 annual performance cash bonus program was designed to incent our NEOs to achieve certain predetermined objectives set by the Compensation Committee and the Board.
The 2020 annual performance cash bonus payouts were based on achievement of two equally weighted corporate objectives: adjusted operating margin and adjusted EBITDA. The target levels of adjusted operating margin and adjusted EBITDA for 2020 were set at $30.4 million and $43.8 million, respectively.
Adjusted operating margin and adjusted EBITDA mean, respectively, operating margin and earnings before interest, taxes, depreciation and amortization, in each case determined in accordance with accounting principles generally accepted in the United States and adjusted to exclude various items that are outside of our core operations, including restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges. The Board determined that adjusted operating margin and adjusted EBITDA for 2020 should exclude the impact of $569,000 for purchase accounting adjustments, $2,440,000 for impairment of goodwill and indefinite-lived intangible assets, $918,000 in restructuring costs, and $366,000 impact of government subsidies, net with costs incurred by the Company as a result of the COVID-19 pandemic. Additionally, adjusted EBITDA excludes the impact of $2,246,000 of foreign currency exchange rates on assets and liabilities. The change in the dollar-shekel exchange rate, particularly in the fourth quarter of 2020, resulted in an unfavorable foreign exchange impact primarily related to the shekel-denominated lease liability for a new Foil Technology Products facility in Israel.
These performance targets were intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the short-term success of our business.
If less than 80% of the target for a performance goal were attained, the NEOs would not receive any portion of their performance bonus tied to such performance goal. The table below sets forth the payments that each of Messrs. Shoshani, Clancy, and Tal would have been eligible to receive (expressed as a percentage of his base salary) pursuant to our annual performance bonus plan and his employment agreement with respect to each 2020 performance objective, based upon various levels of actual performance.

Potential Performance Bonus Payments for Messrs. Shoshani, Clancy, and Tal for Each Performance Objective, in Relation to Target Performance*

		Percentage of Target Performance Objective
		Achieved			Maximum
					Performance
		80% of	80—100% of	100—150% of	Bonus for
		Target	Target	Target	Each
	Performance	Performance	Performance	Performance	Performance
Executive	Objective	Objective	Objective	Objective	Objective
Ziv Shoshani
President and	Adjusted EBITDA	25%	25-50%	50-100%	100%
Chief Executive Officer	Adjusted Operating Margin	25%	25-50%	50-100%	100%

William M. Clancy
Executive Vice President	Adjusted EBITDA	21.7%	21.7-32.5%	32.5-52.5%	52.5%
and Chief Financial Officer	Adjusted Operating Margin	21.7%	21.7-32.5%	32.5-52.5%	52.5%

Amir Tal	Adjusted EBITDA	13.35%	13.35-25%	25-37.5%	37.5%
Senior Vice President and	Adjusted Operating Margin	13.35%	13.35-25%	25-37.5%	37.5%
Chief Accounting Officer

*	All performance bonus payments set forth in this table are expressed as a percentage of the applicable executive officer’s base salary and represent the potential payments to our executive officers with respect to each performance objective.
The aggregate target performance bonuses for each of Messrs. Shoshani, Clancy, and Tal, pursuant to their employment agreements and taking into account all 2020 performance objectives, were 100%, 65%, and 50% of their respective base salaries. The maximum 2020 performance bonuses payable to Messrs. Shoshani, Clancy, and Tal were 200%, 105%, and 75% of their respective base salaries. We believe that the target and maximum performance bonus levels and the corresponding payouts are such that they do not encourage excessive risk-taking and represent appropriate compensation in light of each executive officer’s responsibilities.

The Board and the Compensation Committee determined that our 2020 adjusted EBITDA was $38.0 million (or 86.7% of the target) and our 2020 adjusted operating margin was $26.2 million (or 86.2% of the target). Accordingly, for the adjusted EBITDA target, Messrs. Shoshani Clancy and Tal each received a cash bonus equal to 33.4%, 25.33%, and 16.98% of their respective base salaries. For the adjusted operating margin target, Messrs. Shoshani, Clancy, and Tal each received a cash bonus equal to 32.80%, 25.07% and 16.72% of their respective base salaries.
The total of these performance bonuses for Messrs. Shoshani, Clancy and Tal is reflected under the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table herein.

Equity Compensation
Our executive compensation program uses the grant of long-term equity awards as the primary tool for aligning the interests of our NEOs with the long-term interests of our stockholders. The NEOs’ employment agreements established the following target value of their respective annual equity grants.

•On or about January 1 of each year, each NEO receives equity awards ("Annual Equity Grant"), with an aggregate value equal to the following percentages of their base salary: 175% (with respect to Mr. Shoshani) , 75% (with respect to Mr. Clancy), and 40% (with respect to Mr. Tal). The Annual Equity Grant, which is in the form of restricted stock units (“RSUs”), is sized based on the average closing price of our stock on the New York Stock Exchange for the five consecutive trading days immediately preceding January 1 of the year of grant.
•75% of the Annual Equity Grant is in the form of performance-based RSUs (“PBRSUs”), which vest on January 1 of the third year following the date of grant, but only to the extent that performance criteria have been achieved and provided the executive remains continuously employed by us through such date. The performance criteria are determined by the Compensation Committee and are based on metrics set forth in the 2010 Stock Incentive Program.
•25% of the Annual Equity Grant is in the form of time-vested RSUs which vest on January 1 of the third year following the date of grant provided the executive remains continuously employed by us through such date.
•The Annual Equity grant is subject to accelerated vesting upon a change of control of the Company, an event giving rise to a severance entitlement, death or disability.
•Effective as of January 1, 2021, we amended each NEO’s employment agreement to adjust the Annual Equity Grants to be 50% PBRSUs and 50% time-vested RSUs.

With respect to each performance criterion, and as illustrated below, (i) 50% of the total number of PBRSUs subject to such criterion will vest if 80% of the applicable objective is met, and (ii) an additional 2.5% of the total number of PBRSUs subject to such criterion will vest for each additional full 1% (between 80% and 100%) of the applicable objective that is met. If the 80% threshold target for a performance goal is not attained, the NEOs would not receive any portion of the PBRSUs attributable to such target and that portion of the PBRSU grant would be forfeited.

2020 Annual Equity Grant Components

		Performance-Based RSUs for Each Performance Objective
Executive	Time-Vested RSUs (# of RSUs)	80% of Target (# of PBRSUs)	80—100% of Target (# of PBRSUs)
Ziv Shoshani	8,323	6,242	6,242 - 12,484
William M. Clancy	2,033	1,525	1,525 - 3,050
Amir Tal	711	533	533 -1,067

Vesting of the PBRSUs is subject to the achievement over the three-year performance period ending on December 31, 2022 of two equally weighted corporate objectives: cumulative Adjusted Net Earnings and cumulative Adjusted Free Cash.
“Adjusted Net Earnings” means the Company’s net profits after taxes, including the impact of acquisitions, if any, adjusted for reconciling items as set forth in the associated years' annual reports to stockholders. “Adjusted Free Cash” means the amount of cash generated from the Company’s operations in excess of capital expenditures and net of proceeds from the sale of assets, including the impact of acquisitions, if any.

The target levels of Adjusted Net Earnings and Adjusted Free Cash over that three-year period from 2020-2022 were set at $73,089,000 and $47,858,000, respectively. The Company's achieved performance against each of these performance goals determines the vesting for fifty percent (50%) of the total number of PBRSUs granted to each NEO. These targets are intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the long-term success of our business.
Each executive who received a 2020 Annual Equity Grant is eligible to vest in a portion of the PBRSUs included within the 2020 Annual Equity Grant to the extent that our performance with respect to one or both of the objectives equals at least 80% of the targeted amount. If the 80% threshold target for a performance goal is not attained, the executive would not receive any portion of the PBRSUs attributable to such target and that portion of the grant would be forfeited. The table above sets forth the vesting of the PBRSUs that each executive officer would be eligible to receive (expressed as a number of shares) pursuant to his respective employment agreement with respect to each 2020 performance objective, based upon various levels of actual performance.
The Annual Equity Grants awarded to each of the NEOs in 2020 are included in the “Stock Awards” column in the Summary Compensation Table herein.
In January 2018, Mr. Shoshani, Mr. Clancy and Mr. Tal were granted PBRSUs that were subject to vesting based on two performance conditions - Adjusted Net Earnings and Adjusted Free Cash - measured over a three-year period ended December 31, 2020. The Compensation Committee determined, after reviewing the Company’s performance during this measurement period, that the Company had achieved 103% of the target for Free Cash and 114% of the target for Adjusted Net Earnings. Accordingly, for the PBRSUs granted to our NEOs in January 2018, 100% of the PBRSUs for the Free Cash target vested and 100% of the PBRSUs for the Adjusted Net Earnings target vested.
Employment Agreements
The Company entered into employment agreements in 2011, which have been subsequently amended, with Messrs. Shoshani and Clancy. In March 2020, the Company entered into an employment agreement with Mr. Tal. Each of the employment agreements provide for specific targets and payment opportunities in connection with each element of our executive compensation package discussed herein under the heading “Compensation Components.”
Upon expiration of the current applicable term, Messrs. Shoshani's, Clancy's, and Tal's employment agreements automatically renew for one additional year unless earlier terminated by the Company or by the executive officer. Each of the employment agreements provides for certain severance payments to the executive officers in the event of termination of their employment as described in greater detail under the heading “Potential Payments Upon a Termination or Change in Control.”
The employment agreements also contain customary non-solicitation and non-competition covenants, which remain in effect for 24 months following termination of employment with respect to Mr. Shoshani and for 12 months following termination of employment with respect to Messrs. Clancy and Tal. The agreements also entitle the executives to additional perquisites and other personal benefits as the Board, through its Compensation Committee, determine are reasonable and consistent with the Company’s overall compensation program.
Deferred Compensation and Pension Plans
Vishay Intertechnology maintained, among other benefit plans, a non-qualified defined benefit plan (the “Vishay Non-Qualified Retirement Plan”); a qualified defined contribution plan (the “Vishay Employee Savings Plus Plan”); and a non-qualified deferred compensation plan (the “Vishay Key Employee Wealth Accumulation Plan” or “VSH KEWAP”), for highly compensated employees, including executive officers. In anticipation of the spin-off, we formed parallel plans that provide for substantially similar benefits. In connection with the spin-off, Vishay Intertechnology caused the accounts and underlying assets and liabilities under the Vishay Intertechnology plans for our employees who were participating in those plans to be transferred to our corresponding plans or, in the case of Vishay Non-Qualified Retirement Plan and VSH KEWAP assets, from a rabbi trust established by Vishay Intertechnology to a rabbi trust that we established.
With the exception of Mr. Clancy, none of our NEOs participated in the Vishay Non-Qualified Retirement Plan. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, and no further benefits have accrued beyond that date. In connection with the spin-off, we established a corresponding plan, the “VPG Non-Qualified Retirement Plan,” to preserve the benefits accumulated by certain of our employees under the Vishay

Non-Qualified Retirement Plan. Only active employees who participated in the Vishay Non-Qualified Retirement Plan as of December 31, 2008 are eligible to participate in the parallel VPG plan. In connection with the freezing of the Vishay Non-Qualified Retirement Plan, Mr. Clancy became eligible to participate in a supplemental matching program under the Vishay Employee Savings Plus Plan, pursuant to which amounts were deposited in his VSH KEWAP account. This supplemental matching program continues under the corresponding VPG plans.
Every employee who has been designated as an Eligible Executive by the administrator of the plan, including our executive officers, is eligible to participate in our non-qualified deferred compensation plan (the “VPG KEWAP”). The VPG KEWAP permits eligible executives to make voluntary contributions and provides for discretionary Company contributions. In addition, we are required to make contributions on behalf of Mr. Clancy to his VPG KEWAP account as described above.
Perquisites
We provide executive officers with perquisites and other personal benefits that the Compensation Committee believe are reasonable and consistent with our overall executive compensation program. These perquisites are not intended, however, to constitute a material portion of the executive’s compensation packages. In general, the perquisites, while not integral to the performance of an executive’s duties, must bear some relationship to the executive’s employment and be of perceived benefit to VPG. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Individual Considerations
Compensation among the Company’s NEOs reflects a general assessment of their contributions to the Company’s current performance and its prospects for growth in the future. Our successes have always been fueled by the drivers of technological innovation, continuous efficiency improvement and synergistic acquisition. Mr. Shoshani leads in all these areas and his compensation reflects a perception by the Compensation Committee that the areas of his responsibility will continue to be the key drivers of our future performance.
Other Considerations Regarding Executive Compensation
Israeli benefits
Messrs.. Shoshani and Tal are employed by Vishay Advanced Technologies, Ltd., an Israeli subsidiary of VPG, and are residents of Israel. As a result, they are entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to the other NEOs, including:
•advanced training fund, 7.5% of base salary
•severance fund, 8.33% of base salary
•disability insurance, 1.0% of base salary
•pension fund, 5.5% of base salary
These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation package for Messrs. Shoshani and Tal.
Foreign currency considerations
The Compensation Committee evaluates the effect of foreign currency conversion rates in formulating the overall compensation packages for Mr. Shoshani and Mr. Tal. We determined to set Mr. Shoshani’s base salary in New Israeli Shekels beginning January 1, 2015. Effective January 1, 2020, Mr. Shoshani’s base salary was NIS 2,231,775 on an annual basis. Mr. Tal's base salary in New Israeli Shekels effective January 1, 2020 was NIS 725,432.
Tax deductibility of executive compensation
For U.S. tax purposes, Section 162(m) of the Internal Revenue Code ("Code") limits to $1 million the annual tax deduction for compensation paid to each of the CEO, the Chief Financial Officer and any of the three highest paid other executive officers. Prior to 2017 tax reform, compensation that qualified as performance-based compensation was deductible even in excess of $1 million. As part of its role, the Compensation Committee reviews and considers the deductibility limits of executive compensation under Section 162(m) of the Code.
As a general matter, in making its previous compensation decisions, the Compensation Committee endeavored to maximize deductibility of compensation taking into account the deductibility limits under Section 162(m) to the extent practicable while maintaining competitive compensation. The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders.
Executive Compensation Advisory Vote and Its Frequency
The Company’s Board of Directors included an advisory stockholder vote on executive compensation (commonly referred to as "say-on-pay") in its 2019 proxy materials. The Compensation Committee appreciates that over 99% of the votes cast on such proposal approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2019 Proxy Statement. Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore, we have not made material changes to our approach to executive officer compensation based on such vote.
In addition, the Board of Directors included in its 2017 proxy materials an advisory stockholder vote on how frequently it should conduct a “say-on-pay” vote. In line with the Board of Directors’ recommendation, a majority of the shares voting recommended that the Company conduct a “say-on-pay” vote annually. Therefore, our Board of Directors is again this year submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement.
Prohibition on Hedging and Pledging our Common Stock
The Company considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company and its affiliates (“Subject Securities”) that could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Securities Trading Policy, the Company restricts these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging Subject Securities.

The restrictions apply to all directors, officers, employees, and consultants of the Company or its subsidiaries (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences or controls their transactions in Subject Securities. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades (collectively, the “covered persons”).
Hedging
Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in the Subject Securities and limit or eliminate the covered person’s ability to profit from an increase in the value of the Subject Securities. Accordingly, these transactions can cause a covered person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits all hedging and monetization transactions involving the Subject Securities. Short sales of Subject Securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), and transactions in publicly traded options in the Subject Securities, such as puts, calls and other derivative securities, are also prohibited.
Pledging
Subject Securities held in a margin account or pledged as collateral for a loan may be sold without the covered person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited.

Clawback Policy
In February 2020, the Compensation Committee adopted a clawback policy. In the event that the Company restates financial statements to correct a material error, the policy generally provides that the Company will seek to recover incentive compensation erroneously awarded during the prior three years to executive officers. The clawback policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the clawback policy, including the method for recovering erroneously awarded compensation.

Executive Stock Ownership Guidelines

To further align the interests of the Company's executives with its stockholders, the Board adopted stock ownership guidelines in 2021 (the “Executive Stock Ownership Guidelines”) applicable to the Company’s executive officers and other individuals who, from time to time, are deemed subject to the Executive Stock Ownership Guidelines by the Compensation Committee (the “Covered Executives”). The Executive Stock Ownership Guidelines are as follows:
•The Company’s Chief Executive Officer is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than three (3) times the Chief Executive Officer’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year);
•Each Covered Executive, other than the Chief Executive Officer, is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than one (1) times such Covered Executive’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year); and
•Individuals that are Covered Executives as of the date the Executive Stock Ownership Guidelines were adopted will have until the first trading day in March of 2026 to attain the specified level of equity ownership. Any individual who becomes a Covered Executive later will have until the first Measurement Date that occurs at least five years from the date he or she became a Covered Executive to attain the specified level of equity ownership.
•Following the 5-year phase-in period, Covered Executives who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards.
•The following will be considered “owned” for the purposes of the Executive Stock Ownership Guidelines:
▪all shares underlying time-based equity awards, whether or not vested;
▪only vested shares underlying performance-based equity awards; and
▪shares held outright or beneficially owned by the Covered Executive, his or her spouse and minor children, or any trust for the benefit of these individuals.

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Janet Clarke, Chair
Saul Reibstein
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION TABLES
Summary Compensation Table
The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment agreements with each NEO described in “Compensation Discussion and Analysis,” and the “Grants of Plan Based Awards,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Non-Qualified Deferred Compensation” tables on the pages which follow.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred Comp.	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Comp.	Total
		(1)		(2)		(3)	(4)	(5)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ziv Shoshani	2020	$646,709	$—	$904,184	$—	$428,149	$17,761	$243,372	$2,240,175
President and Chief	2019	$624,843	$—	$1,268,725	$—	$433,464	$51,491	$242,921	$2,621,444
Executive Officer	2018	$597,172	$—	$925,140	$—	$1,101,364	$—	$242,320	$2,865,996

William M. Clancy	2020	$367,744	$—	$220,919	$—	$185,344	$105,379	$63,589	$942,975
Executive Vice President and	2019	$367,744	$—	$335,405	$—	$190,376	$107,367	$66,563	$1,067,455
Chief Financial Officer	2018	$353,600	$—	$264,877	$—	$266,363	$—	$83,405	$968,245

Amir Tal	2020	$210,211	$—	$77,243	$—	$81,468	$—	$93,067	$461,989
Senior Vice President and
Chief Accounting Officer

____________________

(1)
Column (c) reflects each NEO’s base salary. Effective January 1, 2020, Mr. Shoshani’s salary remained at 2,231,775 New Israeli Shekels and Mr. Tal's salary was 725,432 New Israeli Shekels In 2020, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.45097 NIS per U.S. Dollar.

(2)	Column (e) represents the grant-date fair value of RSUs granted to each NEO in connection with the long-term equity award component of his compensation and in accordance with his employment agreement, computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements on Form 10-K filed on March 11, 2021, and assuming that all performance criteria are completely satisfied. For financial statement reporting purposes, the amount of compensation expense for RSUs is recognized ratably over the vesting period of the respective awards. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards.

(3)	Column (g) represents performance-based cash bonuses that our NEOs received with respect to performance in the applicable year. See “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.”

(4)	Column (h) reflects the change in the actuarial present value of the NEOs pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year consolidated financial statements to the plan measurement date used in preparing the current year consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements. See the “Pension Benefits” table herein for more information on the benefits payable to the NEOs under their respective pension plans.

Each NEO is entitled to participate in the VPG non-qualified deferred compensation plan, which is substantially similar to its predecessor plan sponsored by Vishay Intertechnology at the time of the spin-off. Under the VPG non-qualified deferred compensation plan, deferred amounts are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2020 was “above market” or “preferential.” Consequently, no deferred compensation plan earnings are included in the amounts reported in Column (h). See the “Non-Qualified Deferred Compensation” table for more information on the benefits payable under the VPG non-qualified deferred compensation plan.

(5)	All other compensation includes, as applicable, amounts deposited into VPG’s non-qualified deferred compensation plan, personal use of company car, company match on 401(k) contributions, benefits generally available to employees in Israel, and other perquisites, as described herein in the table below.

2020
Ziv Shoshani	$28,965	Personal use of Company car
	186,610	Israeli employment benefits*
	27,797	Medical and prescription drug insurance premiums
$243,372

William M. Clancy	$11,400	Company contribution to nonqualified deferred compensation plan
	16,579	Personal use of Company car
	11,400	Company match to 401(k) plan
	21,888	Medical and prescription drug insurance premiums
	2,322	Group Term Life imputed income
$63,589

Amir Tal	$19,056	Personal use of Company car
	74,011	Israeli employment benefits*
$93,067

____________________
* Represents amounts paid in New Israeli Shekels (NIS) and translated at average exchange rates for the year. In 2020, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.45097 NIS per U.S. Dollar.

Grants of Plan Based Awards
The following table provides information with regard to plan based awards granted to each NEO during 2020. The information included in the table should be read in conjunction with the footnotes which follow and the description of performance bonuses and long-term equity incentive awards described in “Compensation Discussion and Analysis—Compensation Components.”
The following table provides information concerning grants of plan-based awards to our NEOs during the year ended December 31, 2020.

									Grant Date
								All Other	Fair Value of
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Stock Awards (3)	Stock Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Ziv Shoshani		323,355	646,709	1,293,418
	3/5/20				12,484	24,968	24,968		678,131
	3/5/20							8,323	226,053
William M. Clancy		159,601	239,034	386,131
	3/5/20				3,051	6,101	6,101		165,703
	3/5/20							2,033	55,216

Amir Tal		56,126	105,106	157,658
	3/5/20				1,067	2,133	2,133		57,932
	3/5/20							711	19,311
____________________

(1)
For 2020, Mr. Shoshani, Mr. Clancy, and Mr. Tal were each eligible to earn an annual performance bonus based on the achievement of each of adjusted EBITDA and adjusted operating margin targets. The threshold value for each NEO was determined assuming that each performance metric applicable to such bonus for each NEO was satisfied at the minimum level triggering payment. An executive is not entitled to receive any bonus payment with respect to a particular performance metric if less than 80% of the performance target is achieved. Each NEOs performance bonus is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.” Performance bonuses relating to our NEOs 2020 performance were paid, to the extent earned, in March 2021.

(2)
For 2020, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 75% of which was in the form of performance-based RSUs which will vest on January 1, 2023, to the extent that each performance metric is achieved. The threshold figure for each NEO was determined assuming that each performance metric applicable to such performance-based RSUs for each NEO was satisfied at the minimum level triggering vesting. An executive is not entitled to receive any vesting with respect to a particular performance metric if less than 80% of the performance metric is achieved. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.” Long-term equity incentive awards for our NEOs for 2020 were granted on March 5, 2020.

(3)
For 2020, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 25% of which was in the form of time-vested RSUs, which will vest on January 1, 2023. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.”

(4)
Long-term equity incentive awards, including both time-vested and performance-based RSUs for our NEOs for 2020 were granted on March 5, 2020, and their aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 and based on a stock price of $27.16 (the closing price of our Common Stock on March 5, 2020).

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested stock awards and equity incentive plan awards held by our NEOs and outstanding as of December 31, 2020.

			Stock Awards
			Time-Vested RSUs		PBRSUs
Name	Grant Date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)	Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($)(4)
Ziv Shoshani	2/16/2018	(1)	9,052	$284,957	27,157	$854,902
	3/13/2019	(2)	9,207	$289,836	13,811	$434,770
	3/5/2020	(3)	8,323	$262,008	12,484	$392,996

William M. Clancy	2/16/2018	(1)	2,592	$81,596	7,775	$244,757
	3/13/2019	(2)	2,434	$76,622	3,651	$114,933
	3/5/2020	(3)	2,033	$63,999	3,051	$96,045

Amir Tal	3/21/2018	(1)	464	$14,607	1,392	$43,820
	3/20/2019	(2)	442	$13,914	664	$20,903
	3/5/2020	(3)	711	$22,382	1,067	$33,589
____________________

(1)	Represents annual equity incentive awards, 25% of which are in the form of time-vested RSUs which vest on January 1, 2021, subject to continued service through such date, and 75% of which are in the form of PBRSUs which vest on January 1, 2021, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “maximum” level, which is 100% of target.
(2)	Represents annual equity incentive awards, 25% of which are in the form of time-vested RSUs which vest on January 1, 2022, subject to continued service through such date, and 75% of which are in the form of PBRSUs which vest on January 1, 2022, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “threshold” level, which is 80% of target.
(3)	Represents annual equity incentive awards, 25% of which are in the form of time-vested RSUs which vest on January 1, 2023, subject to continued service through such date, and 75% of which are in the form of PBRSUs which vest on January 1, 2023, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “threshold” level, which is 80% of target.
(4)	The market value is based on the closing price of our common stock on December 31, 2020, which was $31.48.

Option Exercises and Stock Vested
The following table provides information with regard to amounts paid to or received by our NEOs during 2020 as a result of the vesting of RSUs that were granted to the NEOs as part of their compensation agreements.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Vesting (#)		Vesting
(a)	(d)		(e)
Ziv Shoshani	4,630	(1)	$157,420
	14,230	(2)	$386,487

William M. Clancy	1,743	(1)	$59,262
	5,267	(2)	$143,052

Amir Tal	810	(1)	$27,540
	2,430	(2)	$65,999

____________________

(1)	Represents a portion of annual equity incentive awards comprised of time-vested RSUs granted to each of our NEOs in 2017. These RSUs vested on January 1, 2020.
(2)	Represents a portion of annual equity incentive awards comprised of performance-based RSUs granted to each of our NEOs in 2017. These PBRSUs vested on March 5, 2020.
Pension Benefits
Prior to the spin-off, our pension benefits were administered by Vishay Intertechnology. Beginning in January 2010, we began adopting independent pension benefit plans with substantially similar terms as those maintained by Vishay Intertechnology at the time of the spin-off to ensure continuity of benefits for those Vishay Intertechnology employees who became VPG employees at the spin-off. A description of legacy Vishay Intertechnology plans and the new plans that we adopted in their place follows.
In the United States, Vishay Intertechnology maintained a non-qualified pension plan which provided defined benefits to U.S. employees whose participation in the qualified pension plan could jeopardize the qualification of such plan under the Internal Revenue Code. The plan was contributory and, other than its non-qualified status under ERISA, provided substantially the same benefits that were available under Vishay Intertechnology’s qualified retirement plan. Employees with five or more years of service were entitled to annual pension benefits beginning at normal retirement age on the first day of the month following the participant’s 65th birthday equal to the sum of 2.1% of the first $10,000 of earnings plus 2.64% of the annual earnings in excess of $10,000 with a new pension unit earned each year. The final pension was the sum of all units earned during the employee’s career. The plan permitted early retirement if the participant was at least age 55 and had at least five years of service. Employees could elect to receive their pension benefits in the form of a joint and survivor annuity or other contingent annuities. Employees were 100% vested immediately in their contributions. If employees terminated before rendering five years of service, they forfeited the right to receive the portion of their accumulated plan benefits attributable to the Company's contributions. Employees received the value of their accumulated benefits as a life annuity payable monthly from retirement. For each employee electing a life annuity, payments would not be less than the greater of (a) the employee’s accumulated contributions plus interest or (b) an annuity for five years. In connection with the spin-off, VPG adopted the VPG Non-Qualified Retirement Plan, which provides for substantially similar benefits to those provided by its Vishay Intertechnology counterpart at the time of the spin-off. Like the Vishay Non-Qualified Retirement Plan at the time of the spin-off, the VPG Non-Qualified Retirement Plan is frozen with respect to participation and accrual of benefits.

The following table provides information regarding the present value of benefits accrued under these retirement benefit plans and arrangements for our NEOs:

		Number	Present Value
		of Years	of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit (1)	Last Fiscal Year
(a)	(b)	(#)(c)	($)(d)	($)(e)
Ziv Shoshani	Individual contractual postemployment medical arrangement (2)	n/a	$212,745	$-

William M. Clancy	VPG Non-Qualified Retirement Plan (3)	20	$626,974	$-
____________________

(1)
These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 9 to VPG’s consolidated financial statements included in our 2020 Annual Report on Form 10-K.

(2)	Pursuant to Mr. Shoshani’s employment agreement, if his employment ceases on or after his attainment of age 62 (other than for cause), the Company agreed to pay healthcare premiums to cover, for their respective lifetimes, Mr. Shoshani and his spouse and his children until the age 26 up to an aggregate amount of $15,000 annually. The amount set forth in the table above represents the present value of this benefit.
(3)	Mr. Clancy elected to begin participating in the Vishay Non-Qualified Retirement Plan effective January 1, 2000 and subsequently transferred to the VPG Non-Qualified Retirement Plan effective January 1, 2010. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, such that participants accrue no additional benefits. The VPG Non-Qualified Retirement Plan is similarly frozen. Mr. Clancy is eligible for early retirement under the VPG Non-Qualified Retirement Plan.
Non-Qualified Deferred Compensation
Two of the NEOs participate in the VPG KEWAP (a non-qualified deferred compensation plan), which is available to all employees who meet certain criteria under the Internal Revenue Code. In addition to being eligible to participate in the VPG KEWAP, Mr. Clancy is entitled to receive Company contributions to his VPG KEWAP account associated with his participation in the VPG 401(k) plan. The NEOs are also eligible to elect to defer additional amounts of compensation, subject to certain limitations.
While deferred, amounts are credited with “earnings” based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2020 was “above market” or “preferential.”
The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the NEOs during 2020 and the aggregate balance of the accounts as of December 31, 2020:

	Executive	Registrant		Aggregate		Aggregate
	Contributions	Contributions		Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal		Last Fiscal	Withdrawals/	Last Fiscal
Name	Year	Year (1)		Year	Distributions	Year End
(a)	($)(b)	($)(c)		($)(d)	($)(e)	($)(f)
Ziv Shoshani	$-	$-		$218,833	$-	$1,474,621
William M. Clancy	-	11,400	(2)	48,073	-	404,174
____________________

(1)
These amounts are included in Column (i) of the “Summary Compensation Table” as a component of “All Other Compensation.” No portion of the earnings credited during 2020 was “above market” or “preferential.” Accordingly, no amounts related to earnings on deferred compensation have been included in the “Summary Compensation Table.”

(2)	This amount was contributed by the Company; the Company has an on-going contribution obligation with respect to Mr. Clancy pursuant to the supplemental arrangement described herein under “Compensation Discussion and Analysis—Deferred Compensation and Pension Plans.”

Potential Payments Upon Termination or a Change in Control
Our employment agreements with our NEOs provide certain compensation in the event of termination, as described herein, as well as customary non-solicitation and non-competition covenants as described above in "Employment Agreements". Generally, VPG does not provide any severance specifically upon a change in control. However, our RSU agreements with the NEOs do provide for accelerated vesting upon a change in control. Termination of employment also impacts outstanding stock options, RSUs, and non-qualified deferred compensation balances.
If we terminate Mr. Shoshani without “cause,” or if Mr. Shoshani resigns with “good reason” (as such terms are defined in his employment agreement) he is entitled to a severance package consisting of:
•24 months of base salary continuation;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•the immediate vesting of all of the executive’s outstanding time-vested RSUs;
•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied at the target level);
•a pro rata annual performance bonus (calculated based on his performance bonus target); and
•continuation of certain health and medical benefits for three years following termination, provided that if the Executive’s employment terminates for any reason other than by the Company for "cause," after the executive attains age 62, such coverage will continue for the life of the executive.
If we terminate Messrs. Clancy or Tal without “cause,” or if they resign with “good reason” (as such terms are defined in their respective employment agreements) Mr. Clancy and Mr. Tal are entitled to a severance package consisting of:
•18 months of base salary continuation;
•the immediate vesting of all of his outstanding time-vested RSUs;
•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied) at the target level;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•a pro rata annual performance bonus (calculated based on their performance bonus targets): and
•for Mr. Clancy, continuation of certain health and medical benefits for 18 months, or if earlier, the date as of which he is eligible to receive health insurance through another group plan.

The following table sets forth the compensation that Messrs. Shoshani, Clancy, and Tal would have been received had they been terminated without “cause,” or if they resigned with “good reason,” in either such case, as of December 31, 2020.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
	(1)	(2)	(3)	(4)	(5)
Ziv Shoshani	$1,293,418	$646,709	$3,347,205	$91,730	$1,474,621	$6,853,683
William M. Clancy	551,616	239,034	888,901	671,567	404,174	2,755,292
Amir Tal	315,317	105,106	203,676	-	-	624,099
____________________

(1)	Represents two years of 2020 base salary, paid over two years, for Mr. Shoshani, and eighteen months of 2020 base salary, paid over eighteen months, for Mr. Clancy and Mr. Tal.
(2)
Represents the target performance bonus for each of our NEOs with respect to performance in 2020. Pursuant to the employment agreements with our NEOs, we are required to pay the target performance bonus for the year in which the NEO was terminated (pro-rated based on when termination occurred).

(3)
Represents the value of 106,328 shares for Mr. Shoshani, 28,237 shares for Mr. Clancy, and 6,470 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met), based on $31.48, the closing price of our common stock on December 31, 2020.

(4)
For Mr. Shoshani, this amount reflects the estimated value of three years of medical coverage for Mr. Shoshani, his spouse and his children under the age of 26, based on the value of such coverage at December 31, 2020 and assuming 10% increases in annual premiums. For Mr. Clancy, this amount reflects the present value of the balance in his VPG Non-Qualified Retirement Plan account and eighteen months of COBRA payments.

(5)	Represents each NEOs VPG KEWAP balance as of December 31, 2020, as set forth in the “Non-Qualified Deferred Compensation Table.”

The following table sets forth the compensation that would have been received by each of the Company’s NEOs in the event a change of control occurred on December 31, 2020 where the executives remained employed by the Company after such change of control.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
			(1)
Ziv Shoshani	$-	$-	$3,347,205	$-	$-	$3,347,205
William M. Clancy	-	-	888,901	-	-	888,901
Amir Tal	-	-	203,676	-	-	203,676
____________________

(1)	Represents the value of 106,328 shares for Mr. Shoshani, 28,237 shares for Mr. Clancy, and 6,470 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met), based on $31.48, the closing price of our common stock on December 31, 2020.
Impact on Non-Qualified Deferred Compensation Balances
As described herein, the NEOs are eligible to participate in a non-qualified deferred compensation plan. Each participant in VPG’s deferred compensation plan, or the “VPG KEWAP,” must elect, upon initial participation in the plan, the schedule of payments thereunder upon termination of such participant’s employment. In compliance with Section 409A of the Internal Revenue Code, Mr. Shoshani elected to receive a lump-sum distribution of the balance of his VPG KEWAP retirement account upon termination of his employment. Mr. Clancy elected to receive distributions from his retirement account over a ten-year period following termination of his employment.

Impact on Restricted Stock Units
Certain NEOs received grants of RSUs. In the event of a change in control, or in the event of termination without cause, a voluntary termination by the executive for “good reason,” or a termination due to death or disability, all unvested time-based RSUs vest immediately. If such termination or change in control had occurred at December 31, 2020, Messrs. Shoshani, Clancy, and Tal would have vested immediately in 26,582, 7,059, and 1,617 time-based RSUs, respectively. In addition, in the event of termination without cause, a voluntary termination by the executive for "good reason" or a termination due to death or disability Messrs. Shoshani, Clancy, and Tal would remain eligible to vest in up to 79,746, 21,178 and 4,853 PBRSUs, respectively, subject to the satisfaction of performance criteria associated with those PBRSUs. Such vesting would occur, if at all, upon the Compensation Committee’s determination that the applicable performance criteria have been achieved. On a change in control, however, Messrs. Shoshani, Clancy and Tal would have vested into all such PBRSUs immediately, as if the performance criteria had been satisfied at the target level.
Additional Information on Equity Compensation Plans
The following table provides certain information concerning our equity compensation plans as of December 31, 2020.

			Number of shares of
	Number of shares		common stock remaining
	of common stock to be	Weighted average	for future issuance
	issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding shares
	and rights	and rights	reflected in the first column)
Equity compensation plans approved by stockholders (1)
2010 Stock Incentive Program (2)
Restricted Stock Units	205,701	n/a
Total 2010 Stock Incentive Program	205,701		371,637

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	205,701		371,637
___________________

(1)	Additional information about these plans is presented in Note 10 to the Company's consolidated financial statements, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The 2010 Stock Incentive Program provides for the grant of stock options, restricted stock, unrestricted stock, and RSUs. Therefore, the shares available for future issuance are presented only in total for the program.
CEO Pay Ratio
This information is provided in accordance with the requirements of Item 402(u) of Regulation S-K and the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010.

As permitted under the requirements of Item 402(u) of Regulation S-K that require us to identify our median employee once every three years and calculate total compensation fort the employee each year, we identified our median-paid employee by looking at compensation between January 1, 2020 and December 31, 2020 for employees of the Company as of December 31, 2020. The total employee population considered was 2,336 people and we did not exclude any employees, other than our CEO. We used year-end local payroll records, consistently applied, to identify the median employee.

Mr. Shoshani’s annual total compensation for 2020 was $2,240,175, as disclosed in the Summary Compensation Table above. Our median employee’s annual total compensation, calculated consistent with Summary Compensation Table rules, for 2020 was $37,762. Accordingly, the ratio of our CEO’s pay to our median employee is 59:1.

The ratio is influenced by the mix of geographies where the company has operations, and the nature of the work employees perform in the different countries. Approximately 29% of the company’s total workforce is located in low cost countries, including in China and India. Many of these employees are involved in assembly and manufacturing tasks, particularly in China and India.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEOs' compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Following a vote by our stockholders at our 2017 Annual Meeting, our Board determined that we will conduct a “say-on-pay” vote annually.

The Board unanimously recommends a vote FOR the approval of the compensation of the NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
VPG maintains employment agreements with our CEO and each of our other executive officers. See “Executive Compensation” herein. We historically have had significant agreements, transactions, and relationships with Vishay Intertechnology. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC and “Agreements with Vishay Intertechnology” herein. For a more detailed discussion of these arrangements, see “Agreements with Vishay Intertechnology” in our information statement, dated June 22, 2010. The information statement was filed on June 22, 2010 as Exhibit 99.1 to our Registration Statement on Form 10.
Steven C. Klausner is Vice President and Treasurer of VPG. Mr. Klausner is the brother-in-law of Chairman Marc Zandman. Mr. Klausner received salary, bonus, and benefits of $359,080 for 2020.
Mr. Alon Shagir is an employee of Vishay Advance Technologies, a subsidiary of Vishay Precision Group, Inc. Mr. Shagir is the brother-in-law of Chairman Marc Zandman. Mr. Shagir received salary, bonus, and benefits of $146,329 for 2020.
Our Board has adopted a written Related Party Transaction Policy that governs the review, approval, or ratification of related party transactions between our Company and our directors and executive officers and their families; stockholders owning in excess of 5% of any class of our securities; and certain affiliates of these persons. The Nominating and Corporate Governance Committee has the responsibility to administer the policy. All related party transactions, including employment relationships and charitable contributions, must be approved or ratified by the Committee. Members of the Committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated. A copy of the Related Party Transaction Policy is available to stockholders in print upon request.
Our Related Party Transaction Policy requires that all new employment relationships with a family member of a director or executive officer be approved by the Committee. The Committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.
Agreements with Vishay Intertechnology
In connection with the spin-off, we and Vishay Intertechnology entered into certain agreements which govern our relationship with Vishay Intertechnology and provide for the allocation of employee benefits, tax and other liabilities and obligations. The following are brief summaries of the terms of the material agreements we entered into with Vishay Intertechnology. Each summary is qualified in its entirety by reference to the full text of the applicable agreement.
The Separation
In a series of transactions culminating on July 6, 2010, Vishay Intertechnology moved its precision measurement and foil resistor businesses to us, including assets and equity interests of certain subsidiaries of Vishay Intertechnology, and we moved a small amount of assets that we held and that did not constitute part of our business to Vishay Intertechnology. Except as specified in the master separation agreement, we agreed to assume and perform all of the liabilities (including contingent liabilities) and obligations arising under or relating to the operation of the precision measurement and foil resistor businesses or the assets and equity interests that were transferred to us as part of the separation, whether incurred before or after the separation.
Tax Matters Agreement
In connection with the master separation agreement, we entered into a tax matters agreement with Vishay Intertechnology. This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Vishay Intertechnology, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.
Lease Agreements
We and Vishay Intertechnology, or our respective subsidiaries, entered into lease agreements for space in Malvern, Pennsylvania and Akita, Japan. In each case, the lease is at a market rate and on customary terms for a lease of its nature. We intend to continue these lease arrangements for the foreseeable future.

OTHER MATTERS
This proxy statement includes all of the business that the Board intends to present at the annual meeting. The Board is not aware of any other matters proposed to be presented at the meeting. If any other matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.
AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS
This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended December 31, 2020, are available at our Investor Relations page at http://ir.vpgsensors.com. VPG will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Investor Relations, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355, telephone number (484) 321-5300.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2022 ANNUAL MEETING
Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders must be received by us no later than December 16, 2021 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
In accordance with our current bylaws, for a director nomination or a proposal of a stockholder to be raised from the floor and presented at our 2022 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to February 26, 2022 nor later than March 28, 2022 or (B) in the event that the 2022 Annual Meeting of Stockholders is held prior to April 27, 2022 or after July 26, 2022, notice by the stockholder must be so received not later than the 60th day prior to the annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice of intention to present a director nomination or a proposal should be addressed to our Secretary, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355.
The form of proxy issued with our 2022 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2022 Annual Meeting of Stockholders and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between February 26, 2022 and March 28, 2022 and certain other conditions provided for in the SEC’s rules have been satisfied.

By order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

April 15, 2021

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
                                                                                                                      Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
                                                                                                                      During The Meeting -
Go to www.virtualshareholdermeeting.com/VPG2021
                                                                                                                      You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
                                                                                                                     VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VISHAY PRECISION GROUP, INC. 3 GREAT VALLEY PARKWAY SUITE 150 MALVERN, PA 19355

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D48633-P52753	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

VISHAY PRECISION GROUP, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees: 01) Marc Zandman 02) Janet Clarke 03) Wesley Cummins 04) Bruce Lerner 05) Saul Reibstein 06) Ziv Shoshani 07) Timothy Talbert
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2.	To approve the ratification of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as Vishay Precision Group, Inc.'s independent registered public accounting firm for the year ending December 31, 2021.							☐	☐	☐

3.	To approve the non-binding resolution relating to the executive compensation.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

D48634-P52753

VISHAY PRECISION GROUP, INC.
Annual Meeting of Stockholders
May 27, 2021 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints William M. Clancy and Steven C. Klausner, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Precision Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Precision Group, Inc. to be held via remote connection on Thursday, May 27, 2021 at 9:00 AM ET, and at any postponement or adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed, or if no direction is given, will be voted "FOR" all director nominees, and "FOR" proposals 2 and 3. This proxy, when properly executed, also delegates discretionary authority with respect to any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
The stockholder signing this proxy hereby acknowledges receipt of the notice of annual meeting and proxy statement.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side